Malizia Spidi & Fisch, PC ATTORNEYS AT LAW 1227 25th Street, N.W. Suite 200 West Washington, D.C. 20037 (202) 434-4660 Facsimile: (202) 434-4661

March 14, 2011

Board of Directors
Sun Bancorp, Inc.
226 Landis Avenue
Vineland, New Jersey 08360

Ladies and Gentlemen:

We have acted as counsel to Sun Bancorp, Inc., a New Jersey corporation (the “Company”) in connection with a Registration Statement on Form S-3 (the “Additional Registration Statement”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), to be filed with the by the Securities and Exchange Commission (the “Commission”) under the Securities Act.  We have been requested by the Company to render this opinion in connection with the filing of the Additional Registration Statement.  The Additional Registration Statement relates to an additional $15,000,000 in aggregate offering price of shares of common stock, $1.00 par value, of the Company (“Common Stock”). The Additional Registration Statement incorporates by reference the Registration Statement on Form S-3 (File No. 333-162143) (the “Original Registration Statement”) originally filed with the Commission on September 25, 2009, and declared effective on October 13, 2009 and the related Prospectus included therein (the “Prospectus”).  All of the shares are to be sold by the Company as described in the Original Registration Statement, the Prospectus, and the related prospectus supplement to be filed with the Commission pursuant to Rule 424(b) under the Act (the “Prospectus Supplement”).

In rendering our opinion, we have reviewed the Additional Registration Statement, the Original Registration Statement and the exhibits thereto.  We have also reviewed such corporate documents and records of the Company, such certificates of public officials and such other matters as we have deemed necessary or appropriate for purposes of this opinion.

We have assumed that all documents referenced herein are the valid and binding obligations of and enforceable against the parties thereto.  We have also assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the legal capacities of all natural persons.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that when the Additional Registration Statement is filed with the Commission and the Additional Registration Statement and any and all Prospectus Supplement(s) required by applicable laws have been become effective under the Act, then upon issuance and delivery of, and payment for, the shares of Common Stock in the manner

MALIZIA SPIDI & FISCH, PC

Board of Directors
Sun Bancorp, Inc.
March 14, 2011

contemplated by the Additional Registration Statement, the Original Registration Statement, the Prospectus and the related Prospectus Supplements, the shares of the Common Stock will be validly issued, fully paid and non-assessable.

This opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.  This opinion is to be used only in connection with the offer and sale of the Common Stock while the Additional Registration Statement and the Original Registration Statement are in effect.  This opinion is rendered to you and for your benefit solely in connection with the registration of the shares of Common Stock. This opinion may not be relied on by you for any other purpose and may not be relied upon by, nor may copies thereof be provided to, any other person, firm, corporation or entity for any purposes whatsoever without our prior written consent.

We hereby consent to the use of our name in the Prospectus and any Prospectus Supplement as attorneys who passed upon the legality of the shares of Common Stock and to the filing of a copy of this opinion as an exhibit to the Additional Registration Statement. By giving such consent, we do not hereby admit that we are an “expert” within the meaning of the Act. This opinion should not be quoted in whole or in part without the prior written consent of this firm, nor is this opinion letter to be filed with or furnished to any other governmental agency or other person, except as otherwise required by law.

Sincerely,

/s/ MALIZIA SPIDI & FISCH, PC

MALIZIA SPIDI & FISCH, PC